APPENDIX 1 TO THE PLAN OF ARRANGEMENT

                                 PROVISIONS
                             ATTACHING TO THE
                            EXCHANGEABLE SHARES


The Exchangeable Shares shall have the following rights, privileges, restrictions and conditions:

                                 ARTICLE 1
                              INTERPRETATION

1.1  For the purposes of these share provisions:

     "Act" means the Company Act (British Columbia), as amended;

     "affiliate" has the meaning ascribed thereto in the Securities Act;

     "Arrangement" means an arrangement under section 192 of the CBCA on the terms and subject to the conditions set out in the Plan of Arrangement, to which plan these share provisions are attached as Appendix 1 and which Plan of Arrangement (other than Appendix 1 thereto) is attached to these share provisions as Exhibit A, subject to any amendments or variations thereto made in accordance with
     Article 6 of the Plan of Arrangement or made at the direction of the Court in the Final Order;

     "Board of Directors" means the Board of Directors of the Company;

     "Business Day" means any day on which commercial banks are generally open for business in Seattle, Washington and Vancouver, British Columbia, other than a Saturday, a Sunday or a day observed as a holiday in Seattle, Washington under the laws of the State of Washington or the federal laws of the United States of America or in Vancouver, British Columbia under the laws of the Province of British Columbia or the federal laws of Canada;

     "CBCA" means Canada Business Corporations Act as now in effect and as may be amended from time to time prior to the Effective Date;

     "Canadian Dollar Equivalent" means in respect of an amount expressed in a currency other than Canadian dollars (the "Foreign Currency Amount") at any date the product obtained by multiplying:

     (a)  the Foreign Currency Amount by,

     (b) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot

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          exchange rate is not available, such spot exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors to be appropriate for such purpose;

     "Common Shares" means the common shares in the capital of the Company;

     "Company" means 586476 B.C. Ltd., a company existing under the Company
     Act;

     "Current Market Price" means, in respect of a Weyerhaeuser Common Share on any date, the Canadian Dollar Equivalent of the average of the closing bid and asked prices of Weyerhaeuser Common Shares during a period of 20 consecutive trading days ending not more than three trading days before such date on the NYSE, or, if the Weyerhaeuser Common Shares are not then quoted on the NYSE, on such other stock exchange or automated quotation system on which the Weyerhaeuser Common Shares are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided, however, that if in the opinion of the Board of Directors the public distribution or trading activity of Weyerhaeuser Common Shares during such period does not create a market which reflects the fair market value of an Weyerhaeuser Common Share, then the Current Market Price of a Weyerhaeuser Common Share shall be determined by the Board of Directors, in good faith and in its sole discretion, and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding;

     "Dividend Amount" has the meaning ascribed thereto in section 6.3 of these share provisions;

     "Director" means the Director appointed pursuant to section 260 of the CBCA;

     "Drop Dead Date" means February 15, 2000, or such later date as may be mutually agreed by the parties to the Merger Agreement;

     "Effective Date" means the date shown on the certificate of arrangement to be issued by the Director under the CBCA giving effect to the Arrangement provided that such date occurs on or prior to the Drop Dead Date;

     "Exchangeable Shares" mean the non-voting exchangeable shares in the capital of the Company, having the rights, privileges, restrictions and conditions set forth herein;

     "Exchangeable Share Voting Event" means any matter in respect of which holders of Exchangeable Shares are entitled to vote as members of the Company, other than an Exempt Exchangeable Share Voting Event, and, for greater certainty, excluding any matter in respect of which holders of Exchangeable Shares are entitled to vote (or instruct the Trustee to vote) in their capacity as Beneficiaries under (and as that term is defined in) the Voting and Exchange Trust Agreement;

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     "Exempt Exchangeable Share Voting Event" means any matter in respect of which holders of Exchangeable Shares are entitled to vote as members of the Company in order to approve or disapprove, as applicable, any change to, or in the rights of the holders of, the Exchangeable Shares, where the approval or disapproval, as applicable, of such change would be required to maintain the equivalence of the Exchangeable Shares and the Weyerhaeuser Common Shares;

     "Governmental Entity" means any (a) multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign, (b) any subdivision, agent, commission, board, or authority of any of the foregoing, or (c) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;

     "Liquidation Amount" has the meaning ascribed thereto in section 5.1 of these share provisions;

     "Liquidation Call Right" has the meaning ascribed thereto in the Plan of Arrangement;

     "Liquidation Date" has the meaning ascribed thereto in section 5.1 of these share provisions;

     "Merger Agreement" means the agreement made the 20th day of June, 1999 among Weyerhaeuser, the Company and MacMillan Bloedel Limited, as amended, supplemented and/or restated in accordance therewith prior to the Effective Date, providing for, among other things, the Arrangement;

     "NYSE" means the New York Stock Exchange, Inc.;

     "Person" includes any individual, firm, partnership, joint venture, venture capital fund, limited liability company, unlimited liability company, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, Governmental Entity, syndicate or other entity, whether or not having legal status;

     "Plan of Arrangement" means the plan of arrangement substantially in the form and content of Schedule D annexed to the Merger Agreement and any amendments or variations thereto made in accordance with section
     6.1 of the Merger Agreement or Article 6 of the Plan of Arrangement or made at the direction of the Court in the Final Order;

     "Purchase Price" has the meaning ascribed thereto in section 6.3 of these share provisions;

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     "Redemption Call Purchase Price" has the meaning ascribed thereto in the Plan of Arrangement;

     "Redemption Call Right" has the meaning ascribed thereto in the Plan of Arrangement;

     "Redemption Date" means the date, if any, established by the Board of Directors for the redemption by the Company of all but not less than all of the outstanding Exchangeable Shares pursuant to Article 7 of these share provisions, which date shall be no earlier than December 31, 2007, unless:

     (a) there are fewer than 1,000,000 Exchangeable Shares outstanding (other than Exchangeable Shares held by Weyerhaeuser and its affiliates, and as such number of shares may be adjusted as deemed appropriate by the Board of Directors to give effect to any subdivision or consolidation of or stock dividend on the Exchangeable Shares, any issue or distribution of rights to acquire Exchangeable Shares or securities exchangeable for or convertible into Exchangeable Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets, or any other capital reorganization or other transaction affecting the Exchangeable Shares), in which case the Board of Directors may accelerate such redemption date to such date prior to December 31, 2007 as they may determine, upon at least 60 days' prior written notice to the registered holders of the Exchangeable Shares;

     (b) a Weyerhaeuser Control Transaction occurs, in which case, provided that the Board of Directors determines, in good faith and in its sole discretion, that it is not reasonably practicable to substantially replicate the terms and conditions of the Exchangeable Shares in connection with such Weyerhaeuser Control Transaction and that the redemption of all but not less than all of the outstanding Exchangeable Shares is necessary to enable the completion of such Weyerhaeuser Control Transaction in accordance with its terms, the Board of Directors may accelerate such redemption date to such date prior to December 31, 2007 as they may determine, upon such number of days' prior written notice to the registered holders of the Exchangeable Shares as the Board of Directors may determine to be reasonably practicable in such circumstances;

     (c) an Exchangeable Share Voting Event is proposed, in which case, provided that the Board of Directors has determined, in good faith and in its sole discretion, that it is not reasonably practicable to accomplish the business purpose intended by the Exchangeable Share Voting Event, which business purpose must be bona fide and not for the primary purpose of causing the occurrence of a Redemption Date, in any other commercially reasonable manner that does not result in an Exchangeable Share Voting Event, the redemption date shall be the Business Day prior to the record date for any meeting or vote of the holders of the Exchangeable Shares to consider the Exchangeable Share Voting Event and the Board of Directors shall give such number of days' prior written notice of such redemption to the registered holders of the Exchangeable Shares as the Board of Directors may determine to be reasonably practicable in such circumstances; or
          (d) an Exempt Exchange Share Voting Event is proposed and the holders of the Exchangeable Shares fail to take the necessary action at a meeting or other vote of holders of Exchangeable Shares, to approve or disapprove, as applicable, the Exempt Exchangeable Share Voting Event, in which case the redemption date shall be the Business Day following the day on which the holders of the Exchangeable Shares failed to take such action and the Board of Directors shall give such number of days' prior written notice of such redemption

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          to the registered holders of the Exchangeable Shares as the Board of Directors may determine to be reasonably practicable in such circumstances,

     provided, however, that the accidental failure or omission to give any notice of redemption under clauses (a), (b), (c) or (d) above to less than 10% of such holders of Exchangeable Shares shall not affect the validity of any such redemption;

     "Redemption Price" has the meaning ascribed thereto in section 7.1 of these share provisions;

     "Retracted Shares" has the meaning ascribed thereto in section 6.1(a) of these share provisions;

     "Retraction Call Right" has the meaning ascribed thereto in section 6.1(c) of these share provisions;

     "Retraction Date" has the meaning ascribed thereto in section 6.1(b) of these share provisions;

     "Retraction Price" has the meaning ascribed thereto in section 6.1 of these share provisions;

     "Retraction Request" has the meaning ascribed thereto in section 6.1 of these share provisions;

     "Securities Act" means the Securities Act (Ontario) and the rules, regulations and policies made thereunder, as now in effect and as they may be amended from time to time prior to the Effective Date;

     "Support Agreement" means the agreement made between Weyerhaeuser, Weyerhaeuser Newco and the Company substantially in the form and content of Schedule E annexed to the Merger Agreement, with such changes thereto as the parties to the Support Agreement, acting reasonably, may agree, a copy of which is available at the records office of the Company;

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     "Transfer Agent" means or such other Person as may from time to time be appointed by the Company as the registrar and transfer agent for the Exchangeable Shares;

     "Trustee" means the trustee chosen by Weyerhaeuser and MB, acting reasonably, to act as trustee under the Voting and Exchange Trust Agreement, being a corporation organized and existing under the laws of Canada and authorized to carry on the business of a trust company in all the provinces of Canada, and any successor trustee appointed under the Voting and Exchange Trust Agreement;

     "Voting and Exchange Trust Agreement" means the agreement made between Weyerhaeuser, the Company and the Trustee in connection with the Plan of Arrangement substantially in the form and content of Schedule F annexed to the Merger Agreement with such changes thereto as the parties to the Merger Agreement, acting reasonably, may agree;

     "Weyerhaeuser" means Weyerhaeuser Company, a corporation existing under the laws of the State of Washington;

     "Weyerhaeuser Common Shares" mean the shares of common stock in the capital of Weyerhaeuser and any other securities into which such shares may be changed;

     "Weyerhaeuser Control Transaction" means any merger, amalgamation, tender offer, material sale of shares or rights or interests therein or thereto or similar transactions involving Weyerhaeuser, or any proposal to do so;

     "Weyerhaeuser Dividend Declaration Date" means the date on which the Board of Directors of Weyerhaeuser declares any dividend on the Weyerhaeuser Common Shares;

     "Weyerhaeuser Newco" means 586474 B.C. Ltd. a company existing under the Company Act and being a wholly-owned subsidiary of Weyerhaeuser; and

     "Weyerhaeuser Newco Call Notice" has the meaning ascribed thereto in section 6.3 of these share provisions.













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                                 ARTICLE 2
                      RANKING OF EXCHANGEABLE SHARES

2.1 The Exchangeable Shares shall be entitled to a preference over the Common Shares and the Preference Shares and any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company, among its members for the purpose of winding up its affairs.

                                 ARTICLE 3
                                 DIVIDENDS

3.1 A holder of an Exchangeable Share shall be entitled to receive and the Board of Directors shall, subject to applicable law, on each Weyerhaeuser Dividend Declaration Date, declare a dividend on each Exchangeable Share:

     (a) in the case of a cash dividend declared on the Weyerhaeuser Common Shares, in an amount in cash for each Exchangeable Share in U.S. dollars, or the Canadian Dollar Equivalent thereof on the Weyerhaeuser Dividend Declaration Date, in each case, corresponding to the cash dividend declared on each Weyerhaeuser Common Share;

     (b) in the case of a stock dividend declared on the Weyerhaeuser Common Shares to be paid in Weyerhaeuser Common Shares by the issue by the Company of such number of Exchangeable Shares for each Exchangeable Share as is equal to the number of Weyerhaeuser Common Shares to be paid on each Weyerhaeuser Common Share; or

     (c) in the case of a dividend declared on the Weyerhaeuser Common Shares in property other than cash or Weyerhaeuser Common Shares, in such type and amount of property for each Exchangeable Share as is the same as or economically equivalent to (to be determined by the Board of Directors as contemplated by section 3.5 hereof) the type and amount of property declared as a dividend on each Weyerhaeuser Common Share. Such dividends shall be paid out of money, assets or property of the Company properly applicable to the payment of dividends, or out of authorized but unissued shares of the Company, as applicable.

3.2 Cheques of the Company payable at par at any branch of the bankers of the Company shall be issued in respect of any cash dividends contemplated by section 3.1 (a) hereof and the sending of such a cheque to each holder of an Exchangeable Share shall satisfy the cash dividend represented thereby unless the cheque is not paid on presentation. Certificates registered in the name of the registered holder of Exchangeable Shares shall be issued

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or transferred in respect of any stock dividends contemplated by section
3.1 (b) hereof and the sending of such a certificate to each holder of an Exchangeable Share shall satisfy the stock dividend represented thereby. Such other type and amount of property in respect of any dividends contemplated by section 3.1 (c) hereof shall be issued, distributed or transferred by the Company in such manner as it shall determine and the issuance, distribution or transfer thereof by the Company to each holder of an Exchangeable Share shall satisfy the dividend represented thereby. No holder of an Exchangeable Share shall be entitled to recover by action or other legal process against the Company any dividend that is represented by a cheque that has not been duly presented to the Company's bankers for payment or that otherwise remains unclaimed for a period of six years from the date on which such dividend was payable.

3.3 The record date for the determination of the holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend declared on the Exchangeable Shares under section 3.1 hereof shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the Weyerhaeuser Common Shares.

3.4 If on any payment date for any dividends declared on the Exchangeable Shares under section 3.1 hereof the dividends are not paid in full on all of the Exchangeable Shares then outstanding, any such dividends that remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which the Company shall have sufficient moneys, assets or property properly applicable to the payment of such dividends.

3.5 The Board of Directors shall determine, in good faith and in its sole discretion, economic equivalence for the purposes of section 3.1 hereof, and each such determination shall be conclusive and binding on the Company and its members. In making each such determination, the following factors shall, without excluding other factors determined by the Board of Directors to be relevant, be considered by the Board of Directors:

     (a) in the case of any stock dividend or other distribution payable in Weyerhaeuser Common Shares, the number of such shares issued in proportion to the number of Weyerhaeuser Common Shares previously outstanding;

     (b) in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase Weyerhaeuser Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Weyerhaeuser Common Shares), the relationship between the exercise price of each such right, option or warrant and the Current Market Price;

     (c) in the case of the issuance or distribution of any other form of property (including without limitation any shares or securities of Weyerhaeuser of any class other than Weyerhaeuser Common Shares, any rights, options or warrants other than those referred to in section 3.5(b) above, any evidences of indebtedness of Weyerhaeuser or any assets of Weyerhaeuser) the relationship between the fair market value (as determined by the Board of Directors in the manner above

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          contemplated) of such property to be issued or distributed with respect to each outstanding Weyerhaeuser Common Share and the Current Market Price; and

     (d) in all such cases, the general taxation consequences of the relevant event to holders of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to holders of Weyerhaeuser Common Shares as a result of differences between taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares).

                                 ARTICLE 4
                           CERTAIN RESTRICTIONS


4.1 So long as any of the Exchangeable Shares are outstanding, the Company shall not at any time without, but may at any time with, the approval of the holders of the Exchangeable Shares given as specified in section 10.2 of these share provisions:

     (a) pay any dividends on the Common Shares or the Preference Shares or any other shares ranking junior to the Exchangeable Shares, other than stock dividends payable in Common Shares or Preference Shares or any such other shares ranking junior to the Exchangeable Shares, as the case may be;

     (b) redeem or purchase or make any capital distribution in respect of Common Shares or Preference Shares or any other shares ranking junior to the Exchangeable Shares;

     (c) redeem or purchase any other shares of the Company ranking equally with the Exchangeable Shares with respect to the payment of dividends or on any liquidation distribution; or

     (d) issue any Exchangeable Shares or any other shares of the Company ranking equally with, or superior to, the Exchangeable Shares other than by way of stock dividends to the holders of such Exchangeable Shares.

     The restrictions in sections 4.1(a), (b), (c) and (d) above shall not apply if all dividends on the outstanding Exchangeable Shares corresponding to dividends declared and paid to date on the Weyerhaeuser Common Shares shall have been declared and paid on the Exchangeable Shares.

                                 ARTICLE 5
                        DISTRIBUTION ON LIQUIDATION


5.1 In the event of the liquidation, dissolution or winding-up of the Company or any other distribution of the assets of the Company among its members for the purpose of winding up

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its affairs, a holder of Exchangeable Shares shall be entitled, subject to applicable law, to receive from the assets of the Company in respect of each Exchangeable Share held by such holder on the effective date (the "Liquidation Date") of such liquidation, dissolution or winding-up, before any distribution of any part of the assets of the Company among the holders of the Common Shares or any other shares ranking junior to the Exchangeable Shares, an amount per share equal to the Current Market Price of a Weyerhaeuser Common Share on the last Business Day prior to the Liquidation Date (the "Liquidation Amount"), which shall be satisfied in full by the Company causing to be delivered to such holder one Weyerhaeuser Common Share, together with all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the Liquidation Date.

5.2 On or promptly after the Liquidation Date, and subject to the exercise by Weyerhaeuser Newco of the Liquidation Call Right, the Company shall cause to be delivered to the holders of the Exchangeable Shares the Liquidation Amount for each such Exchangeable Share upon presentation and surrender of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Company Act and the Articles of the Company and such additional documents and instruments as the Transfer Agent may reasonably require, at the registered office of the Company or at any office of the Transfer Agent as may be specified by the Company by notice to the holders of the Exchangeable Shares. Payment of the total Liquidation Amount for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the register of members of the Company for the Exchangeable Shares or by holding for pick-up by the holder at the registered office of the Company or at any office of the Transfer Agent as may be specified by the Company by notice to the holders of Exchangeable Shares, on behalf of the Company of certificates representing Weyerhaeuser Common Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) and a cheque of the Company payable at par at any branch of the bankers of the Company in respect of the remaining portion, if any, of the total Liquidation Amount (in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom). On and after the Liquidation Date, the holders of the Exchangeable Shares shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Liquidation Amount, unless payment of the total Liquidation Amount for such Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Liquidation Amount has been paid in the manner hereinbefore provided. The Company shall have the right at any time after the Liquidation Date to deposit or cause to be deposited the total Liquidation Amount in respect of the Exchangeable Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof in a custodial account with any chartered bank or trust company in Canada. Upon such deposit being made, the rights of the holders of Exchangeable Shares after such deposit shall be limited to receiving their proportionate part of the total Liquidation Amount (in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom) for such Exchangeable Shares so deposited, against

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presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the total Liquidation Amount, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the Weyerhaeuser Common Shares delivered to them or the custodian on their behalf.

5.3 After the Company has satisfied its obligations to pay the holders of the Exchangeable Shares the Liquidation Amount per Exchangeable Share pursuant to section 5.1 of these share provisions, such holders shall not be entitled to share in any further distribution of the assets of the Company.

                                 ARTICLE 6
                RETRACTION OF EXCHANGEABLE SHARES BY HOLDER

6.1 A holder of Exchangeable Shares shall be entitled at any time, subject to the exercise by Weyerhaeuser Newco of the Retraction Call Right and otherwise upon compliance with the provisions of this Article 6, to require the Company to redeem any or all of the Exchangeable Shares registered in the name of such holder for an amount per share equal to the Current Market Price of a Weyerhaeuser Common Share on the last Business Day prior to the Retraction Date (the "Retraction Price"), which shall be satisfied in full by the Company causing to be delivered to such holder one Weyerhaeuser Common Share for each Exchangeable Share presented and surrendered by the holder, together with, on the payment date therefor, the full amount of all declared and unpaid dividends on any such Exchangeable Share held by such holder on any dividend record date which occurred prior to the Retraction Date. To effect such redemption, the holder shall present and surrender at the registered office of the Company or at any office of the Transfer Agent as may be specified by the Company by notice to the holders of Exchangeable Shares the certificate or certificates representing the Exchangeable Shares which the holder desires to have the Company redeem, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Company Act and the Articles of the Company and such additional documents and instruments as the Transfer Agent may reasonably require, and together with a duly executed statement (the "Retraction Request") in the form of Schedule A hereto or in such other form as may be acceptable to the Company:

     (a) specifying that the holder desires to have all or any number specified therein of the Exchangeable Shares represented by such certificate or certificates (the "Retracted Shares") redeemed by the Company;

     (b) stating the Business Day on which the holder desires to have the Company redeem the Retracted Shares (the "Retraction Date"), provided that the Retraction Date shall be not less than 10 Business Days nor more than 15 Business Days after the date on which the Retraction Request is received by the Company and further provided that, in the event that no such Business Day is specified by the holder in the Retraction Request, the Retraction Date shall be

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          deemed to be the 15th Business Day after the date on which the
          Retraction Request is received by the Company; and

     (c) acknowledging the overriding right (the "Retraction Call Right") of Weyerhaeuser Newco to purchase all but not less than all the Retracted Shares directly from the holder and that the Retraction Request shall be deemed to be a revocable offer by the holder to sell the Retracted Shares to Weyerhaeuser Newco in accordance with the Retraction Call Right on the terms and conditions set out in section 6.3 below.

6.2 Subject to the exercise by Weyerhaeuser Newco of the Retraction Call Right, upon receipt by the Company or the Transfer Agent in the manner specified in section 6.1 hereof of a certificate or certificates representing the number of Retracted Shares, together with a Retraction Request, and provided that the Retraction Request is not revoked by the holder in the manner specified in section 6.7, the Company shall redeem the Retracted Shares effective at the close of business on the Retraction Date and shall cause to be delivered to such holder the total Retraction Price with respect to such shares, provided that all declared and unpaid dividends for which the record date has occurred prior to the Retraction Date shall be paid on the payment date for such dividends. If only a part of the Exchangeable Shares represented by any certificate is redeemed (or purchased by Weyerhaeuser Newco pursuant to the Retraction Call Right), a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Company.

6.3 Upon receipt by the Company of a Retraction Request, the Company shall immediately notify Weyerhaeuser Newco thereof and shall provide to Weyerhaeuser Newco a copy of the Retraction Notice. In order to exercise the Retraction Call Right, Weyerhaeuser Newco must notify the Company of its determination to do so (the "Weyerhaeuser Newco Call Notice") within five Business Days of notification to Weyerhaeuser Newco by the Company of the receipt by the Company of the Retraction Request. If Weyerhaeuser Newco does not so notify the Company within such five Business Day period, the Company will notify the holder as soon as possible thereafter that Weyerhaeuser Newco will not exercise the Retraction Call Right. If Weyerhaeuser Newco delivers the Weyerhaeuser Newco Call Notice within such five Business Day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in section 6.7, the Retraction Request shall thereupon be considered only to be an offer by the holder to sell the Retracted Shares to Weyerhaeuser Newco in accordance with the Retraction Call Right. In such event, the Company shall not redeem the Retracted Shares and Weyerhaeuser Newco shall purchase from such holder and such holder shall sell to Weyerhaeuser Newco on the Retraction Date the Retracted Shares for a purchase price (the "Purchase Price") per share equal to the Retraction Price per share, plus, on the designated payment date therefor, to the extent not paid by the Company on the designated payment date therefor, an additional amount equivalent to the full amount of all declared and unpaid dividends on those Retracted Shares held by such holder on any dividend record date which occurred prior to the Retraction Date (the "Dividend Amount"). For the purposes of completing a purchase pursuant to the Retraction Call Right, Weyerhaeuser Newco shall deposit with the Transfer

Agent, on or before the Retraction Date, certificates representing Weyerhaeuser Common Shares and a cheque or cheques of Weyerhaeuser Newco payable at par at any branch of the bankers of Weyerhaeuser Newco representing the aggregate Dividend Amount, less any amounts withheld on account of tax required to be deducted and withheld therefrom. Provided that Weyerhaeuser Newco has complied with the immediately preceding sentence, the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as at the close of business on the Retraction Date and, for greater certainty, no redemption by the Company of such Retracted Shares shall take place on the Retraction Date. In the event that Weyerhaeuser Newco does not deliver a Weyerhaeuser Newco Call Notice within such five Business Day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in section 6.7, the Company shall redeem the Retracted Shares on the Retraction Date and in the manner otherwise contemplated in this Article 6.

6.4 The Company or Weyerhaeuser Newco, as the case may be, shall deliver or cause the Transfer Agent to deliver to the relevant holder, at the address of the holder recorded in the register of members of the Company for the Exchangeable Shares or at the address specified in the holder's Retraction Request or by holding for pick-up by the holder at the registered office of the Company or at any office of the Transfer Agent as may be specified by the Company by notice to the holders of Exchangeable Shares, certificates representing the Weyerhaeuser Common Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) registered in the name of the holder or in such other name as the holder may request, and, if applicable and on or before the payment date therefor, a cheque payable at par at any branch of the bankers of the Company or Weyerhaeuser Newco, as applicable, representing the aggregate Dividend Amount, in payment of the total Retraction Price or the total Purchase Price, as the case may be, in each case, less any amounts withheld on account of tax required to be deducted and withheld therefrom, and such delivery of such certificates and cheques on behalf of the Company or by Weyerhaeuser Newco, as the case may be, or by the Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the total Retraction Price or total Purchase Price, as the case may be, to the extent that the same is represented by such share certificates and cheques (plus any tax deducted and withheld therefrom and remitted to the proper tax authority).

6.5 On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total Retraction Price or total Purchase Price, as the case may be, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the total Retraction Price or the total Purchase Price, as the case may be, shall not be made as provided in section 6.4, in which case the rights of such holder shall remain unaffected until the total Retraction Price or the total Purchase Price, as the case may be, has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of the total Retraction Price or the total Purchase Price, as the case may be, has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by the Company or purchased by

Weyerhaeuser Newco shall thereafter be considered and deemed for all purposes to be a holder of the Weyerhaeuser Common Shares delivered to it.

6.6 Notwithstanding any other provision of this Article 6, the Company shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law. If the Company believes that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and provided that Weyerhaeuser Newco shall not have exercised the Retraction Call Right with respect to the Retracted Shares, the Company shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder at least two Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by the Company. In any case in which the redemption by the Company of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law, the Company shall redeem Retracted Shares in accordance with section 6.2 of these share provisions on a pro rata basis and shall issue to each holder of Retracted Shares a new certificate, at the expense of the Company, representing the Retracted Shares not redeemed by the Company pursuant to section 6.2 hereof. Provided that the Retraction Request is not revoked by the holder in the manner specified in section 6.7, the holder of any such Retracted Shares not redeemed by the Company pursuant to section 6.2 of these share provisions as a result of solvency requirements or other provisions of applicable law shall be deemed by giving the Retraction Request to require Weyerhaeuser to purchase such Retracted Shares from such holder on the Retraction Date or as soon as practicable thereafter on payment by Weyerhaeuser to such holder of the Purchase Price for each such Retracted Share, all as more specifically provided in the Voting and Exchange Trust Agreement.

6.7 A holder of Retracted Shares may, by notice in writing given by the holder to the Company before the close of business on the Business Day immediately preceding the Retraction Date, withdraw its Retraction Request, in which event such Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Retraction Request to sell the Retracted Shares to Weyerhaeuser Newco shall be deemed to have been revoked.

                                 ARTICLE 7
             REDEMPTION OF EXCHANGEABLE SHARES BY THE COMPANY


7.1 Subject to applicable law, and provided Weyerhaeuser Newco has not exercised the Redemption Call Right, the Company shall on the Redemption Date redeem all but not less than all of the then outstanding Exchangeable Shares for an amount per share equal to the Current Market Price of a Weyerhaeuser Common Share on the last Business Day prior to the Redemption Date (the "Redemption Price"), which shall be satisfied in full by the Company causing to be delivered to each holder of Exchangeable Shares one Weyerhaeuser Common Share for each Exchangeable Share held by such holder, together with the full amount of all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the Redemption Date.

7.2 In any case of a redemption of Exchangeable Shares under this Article 7, the Company shall, at least 60 days before the Redemption Date (other than a Redemption Date established in connection with a Weyerhaeuser Control Transaction, an Exchangeable Share Voting Event or an Exempt Exchangeable Share Voting Event), send or cause to be sent to each holder of Exchangeable Shares a notice in writing of the redemption by the Company or the purchase by Weyerhaeuser Newco under the Redemption Call Right, as the case may be, of the Exchangeable Shares held by such holder. In the case of a Redemption Date established in connection with a Weyerhaeuser Control Transaction, an Exchangeable Share Voting Event and an Exempt Exchangeable Share Voting Event, the written notice of redemption by the Company or the purchase by Weyerhaeuser Newco under the Redemption Call Right will be sent on or before the Redemption Date, on as many days prior written notice as may be determined by the Board of Directors of the Company to be reasonably practicable in the circumstances. In any such case, such notice shall set out the formula for determining the Redemption Price or the Redemption Call Purchase Price, as the case may be, the Redemption Date and, if applicable, particulars of the Redemption Call Right.

7.3 On or after the Redemption Date and subject to the exercise by Weyerhaeuser Newco of the Redemption Call Right, the Company shall cause to be delivered to the holders of the Exchangeable Shares to be redeemed the Redemption Price for each such Exchangeable Share, together with the full amount of all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the Redemption Date, upon presentation and surrender at the registered office of the Company or at any office of the Transfer Agent as may be specified by the Company in such notice of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Company Act and the Articles of the Company and such additional documents and instruments as the Transfer Agent may reasonably require. Payment of the total Redemption Price for such Exchangeable Shares, together with payment of such dividends, shall be made by delivery to each holder, at the address of the holder recorded in the register of members of the Company or by holding for pick-up by the holder at the registered office of the Company or at any office of the Transfer Agent as may be specified by the Company in such notice, on behalf of the

Company of certificates representing Weyerhaeuser Common Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) and, if applicable, a cheque of the Company payable at par at any branch of the bankers of the Company in payment of any such dividends, in each case, less any amounts withheld on account of tax required to be deducted and withheld therefrom. On and after the Redemption Date, the holders of the Exchangeable Shares called for redemption shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Redemption Price and any such dividends, unless payment of the total Redemption Price and any such dividends for such Exchangeable Shares shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Redemption Price and any such dividends have been paid in the manner hereinbefore provided. The Company shall have the right at any time after the sending of notice of its intention to redeem the Exchangeable Shares as aforesaid to deposit or cause to be deposited the total Redemption Price for and the full amount of such dividends on (except as provided in the preceding sentence) the Exchangeable Shares so called for redemption, or of such of the said Exchangeable Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, in a custodial account with any chartered bank or trust company in Canada named in such notice, less any amounts withheld on account of tax required to be deducted and withheld therefrom. Upon the later of such deposit being made and the Redemption Date, the Exchangeable Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or Redemption Date, as the case may be, shall be limited to receiving their proportionate part of the total Redemption Price and such dividends for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the total Redemption Price and the full amount of such dividends, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the Weyerhaeuser Common Shares delivered to them or the custodian on their behalf.


                                 ARTICLE 8
                         PURCHASE FOR CANCELLATION


8.1 Subject to applicable law, the Company may at any time and from time to time purchase for cancellation all or any part of the outstanding Exchangeable Shares at any price by tender to all the holders of record of Exchangeable Shares then outstanding or through the facilities of any stock exchange on which the Exchangeable Shares are listed or quoted at any price per share together with an amount equal to all declared and unpaid dividends thereon for which the record date has occurred prior to the date of purchase. If in response to an invitation for tenders under the provisions of this section 8.1, more Exchangeable Shares are tendered at a price or prices acceptable to the Company than the Company is prepared to purchase, the Exchangeable Shares to be purchased by the Company shall be purchased as nearly as may be pro rata according to the number of shares tendered by each holder who submits a tender to the

Company, provided that when shares are tendered at different prices, the pro rating shall be effected (disregarding fractions) only with respect to the shares tendered at the price at which more shares were tendered than the Company is prepared to purchase after the Company has purchased all the shares tendered at lower prices. If part only of the Exchangeable Shares represented by any certificate shall be purchased, a new certificate for the balance of such shares shall be issued at the expense of the Company.

                                 ARTICLE 9
                               VOTING RIGHTS


9.1 Except as required by applicable law and by Article 10 hereof, the holders of the Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the members of the Company or to vote at any such meeting.


                                ARTICLE 10
                          AMENDMENT AND APPROVAL


10.1 The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed but only with the approval of the holders of the Exchangeable Shares given as hereinafter specified.

10.2 Any approval given by the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by resolution passed by not less than three-fourths of the votes cast on such resolution at a meeting of holders of Exchangeable Shares duly called and held at which the holders of at least 25% of the outstanding Exchangeable Shares at that time are present or represented by proxy; provided that if at any such meeting the holders of at least 25% of the outstanding Exchangeable Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than five days thereafter and to such time and place as may be designated by the Chairman of such meeting. At such adjourned meeting the holders of Exchangeable Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than three-fourths of the votes cast on such resolution at such meeting shall constitute the approval or consent of the holders of the Exchangeable Shares.

                                ARTICLE 11
     RECIPROCAL CHANGES, ETC. IN RESPECT OF WEYERHAEUSER COMMON SHARES


11.1 Each holder of an Exchangeable Share acknowledges that the Support Agreement provides, in part, that Weyerhaeuser will not without the prior approval of the Company and the prior approval of the holders of the Exchangeable Shares given in accordance with section 10.2 of these share provisions:

     (a) issue or distribute Weyerhaeuser Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Weyerhaeuser Common Shares) to the holders of all or substantially all of the then outstanding Weyerhaeuser Common Shares by way of stock dividend or other distribution, other than an issue of Weyerhaeuser Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Weyerhaeuser Common Shares) to holders of Weyerhaeuser Common Shares who exercise an option to receive dividends in Weyerhaeuser Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Weyerhaeuser Common Shares) in lieu of receiving cash dividends;

     (b) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Weyerhaeuser Common Shares entitling them to subscribe for or to purchase Weyerhaeuser Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Weyerhaeuser Common Shares); or

     (c) issue or distribute to the holders of all or substantially all of the then outstanding Weyerhaeuser Common Shares:

          (i) shares or securities of Weyerhaeuser of any class other than Weyerhaeuser Common Shares (other than shares convertible into or exchangeable for or carrying rights to acquire Weyerhaeuser Common Shares);

          (ii)  rights, options or warrants other than those referred to in section 11.1(b) above;

          (iii) evidences of indebtedness of Weyerhaeuser; or

          (iv)  assets of Weyerhaeuser,

unless the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to holders of the Exchangeable Shares.

11.2 Each holder of an Exchangeable Share acknowledges that the Support Agreement further provides, in part, that Weyerhaeuser will not without the prior approval of the Company and the prior approval of the holders of the Exchangeable Shares given in accordance with section 10.2 of these share provisions:

     (a) subdivide, redivide or change the then outstanding Weyerhaeuser Common Shares into a greater number of Weyerhaeuser Common Shares;

     (b) reduce, combine, consolidate or change the then outstanding Weyerhaeuser Common Shares into a lesser number of Weyerhaeuser Common Shares; or

     (c) reclassify or otherwise change the Weyerhaeuser Common Shares or effect an amalgamation, merger, reorganization or other transaction affecting the Weyerhaeuser Common Shares,

unless the same or an economically equivalent change shall simultaneously be made to, or in, the rights of the holders of the Exchangeable Shares. The Support Agreement further provides, in part, that the aforesaid provisions of the Support Agreement shall not be changed without the approval of the holders of the Exchangeable Shares given in accordance with section 10.2 of these share provisions.


                                ARTICLE 12
              ACTIONS BY THE COMPANY UNDER SUPPORT AGREEMENT


12.1 The Company will take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by Weyerhaeuser, Weyerhaeuser Newco and the Company with all provisions of the Support Agreement applicable to Weyerhaeuser, Weyerhaeuser Newco and the Company, respectively, in accordance with the terms thereof including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Company all rights and benefits in favour of the Company under or pursuant to such agreement.

12.2 The Company shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Support Agreement without the approval of the holders of the Exchangeable Shares given in accordance with section 10.2 of these share provisions other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

     (a) adding to the covenants of the other parties to such agreement for the protection of the Company or the holders of the Exchangeable Shares thereunder;

     (b) making such provisions or modifications not inconsistent with such agreement as may be necessary or desirable with respect to matters or questions arising thereunder which, in the good faith opinion of the Board of Directors, it may be expedient to make, provided that the Board of Directors shall be of the good faith opinion, after consultation with counsel, that such provisions and modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

     (c) making such changes in or corrections to such agreement which, on the advice of counsel to the Company, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the good faith opinion, after consultation with counsel, that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.


                                ARTICLE 13
                            LEGEND; CALL RIGHTS


13.1 The certificates evidencing the Exchangeable Shares shall contain or have affixed thereto a legend in form and on terms approved by the Board of Directors, with respect to the Support Agreement, the provisions of the Plan of Arrangement relating to the Liquidation Call Right and the Redemption Call Right, and the Voting and Exchange Trust Agreement (including the provisions with respect to the voting rights, exchange right and automatic exchange thereunder).

13.2 Each holder of an Exchangeable Share, whether of record or beneficial, by virtue of becoming and being such a holder shall be deemed to acknowledge each of the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right, in each case, in favour of Weyerhaeuser Newco, and the overriding nature thereof in connection with the liquidation, dissolution or winding-up of the Company or the retraction or redemption of Exchangeable Shares, as the case may be, and to be bound thereby in favour of Weyerhaeuser Newco as therein provided.


                                ARTICLE 14
                                  NOTICES


14.1 Any notice, request or other communication to be given to the Company by a holder of Exchangeable Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or by delivery to the registered office of the Company and addressed to the attention of the President of the Company. Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Company.

14.2 Any presentation and surrender by a holder of Exchangeable Shares to the Company or the Transfer Agent of certificates representing Exchangeable Shares in connection with the liquidation, dissolution or winding-up of the Company or the retraction or redemption of Exchangeable Shares shall be made by registered mail (postage prepaid) or by delivery to the registered office of the Company or to such office of the Transfer Agent as may be specified by the Company, in each case, addressed to the attention of the President of the Company. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by the Company or the Transfer Agent, as the case may be. Any such presentation and surrender of certificates made by registered mail shall be at the sole risk of the holder mailing the same.

14.3 Any notice, request or other communication to be given to a holder of Exchangeable Shares by or on behalf of the Company shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder recorded in the register of members of the Company or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the third Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares shall not invalidate or otherwise alter or affect any action or proceeding to be taken by the Company pursuant thereto.

                   APPENDIX 2 TO THE PLAN OF ARRANGEMENT

                                  OPTIONS


Vesting Schedule
----------------

If the vesting schedule for an MB Option that has not vested on or prior to the Effective Time is a function of the closing price of MB Common Shares on The Toronto Stock Exchange, the vesting schedule for the Replacement Option in respect thereof shall be a function of the closing price of the Weyerhaeuser Common Shares on the NYSE and each specified dollar amount per share referred to in the vesting schedule for such MB Option shall be changed to an amount equal to such specified dollar amount divided by the Exchange Ratio and multiplied by the noon spot exchange rate on the Effective Date for Canadian dollars expressed in United States dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such spot exchange rate on such date for Canadian dollars expressed in United States dollars as may be deemed by the Board of Directors to be appropriate for such purpose.


Stock Appreciating Rights
-------------------------

If an MB Option has a stock appreciation right granted pursuant to MB's Senior Management Phantom Stock Plan connected to it, each Replacement Option shall have a stock appreciation right connected to it, which shall entitle the holder thereof to receive cash in an amount equal to the excess of the closing price of the Weyerhaeuser Common Shares on the NYSE on the trading day immediately preceding the date of the exercise of the stock appreciation right over the option price provided in the related Replacement Option.